UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2005
CONSUMER DIRECT OF AMERICA
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-32745	88-0471353
(Commission File Number)	(IRS Employer Identification No.)
6330 South Sandhill Road
Las Vegas, NV 89120
(Address of principal executive offices)
(702) 547-7300
(Issuer’s telephone number)

ITEM 1. SALE OF COMMON STOCK
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
Exhibit 2.3
ITEM 3.02 SALE OF COMMON STOCK
     On July 29, 2005, Consumer Direct of America Inc., (“CDA”) a Nevada corporation, sold 4,166,667 shares of the outstanding common stock of Consumer Direct of America Corporation pursuant to a Common Stock Purchase Agreement. The Company agreed to sell 4,166,667 shares of common stock in exchange for $250,000 shares of CDA (the “Transfer”). The consideration was based on a 30% discount of the trading price of the company’s shares at closing of $0.06 per share.
     Financial statements of CDA showing the effect of this purchase shall be filed by amendment to this Report no later than 60 days after the date of filing this Report.
ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
Exhibits
     2.3 Common Stock Purchase Agreement, dated July 29, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONSUMER DIRECT OF AMERICA.
a Nevada corporation

By:	/s/ Wayne K. Bailey
Wayne K. Bailey
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 1, 2005